SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2011

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

COMMISSION FILE: 000-31659

DELAWARE	86-0824673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 812-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

(a) On June 23, 2011, Novatel Wireless, Inc. (the “Company”) held its Annual Stockholders Meeting.

(b) Russell Gerns and David A Werner were each re-elected to the Board of Directors for a three (3) year term expiring at the 2014 Annual Meeting of Stockholders. In addition, the Company’s stockholders were asked:

•	To amend the Company’s 2000 Employee Stock Purchase Plan (the “2000 Employee Stock Plan”) to increase the number of shares issuable under the plan;

•	To amend the Company’s 2009 Omnibus Incentive Compensation Plan (the “2009 Incentive Plan”) to increase the number of shares issuable under the plan;

•	To hold an advisory vote on the compensation of the Company’s named executive officers;

•	To hold an advisory vote on the frequency of the advisory vote on compensation of the Company’s named executive officers; and

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.

Eligible Votes :	32,049,484
Voted Total :	28,741,309
Voted Total (%) :	89.68
Proxies Cast Total :	99

Vote Details

Proposal	Vote type	Voted	Voted (0/0)	0/S (0/0)
RUSSELL GERNS	For	20,611,668	97.65	64.31
	Withheld	495,202	2.35	1.55
	Non Votes	7,634,439		23.82
	Uncast	0	0.00	0.00

DAVID A WERNER	For	20,489,114	97.07	63.93
	Withheld	617,756	2.93	1.93
	Non Votes	7,634,439		23.82
	Uncast	0	0.00	0.00

2000 EMPLOYEE STOCK PLAN	For	20,032,916	94.91	62.51
	Against	1,070,346	5.07	3.34
	Abstain	3,608	0.02	0.01
	Non Votes	7,634,439		23.82
	Uncast	0	0.00	0.00

2009 INCENTIVE PLAN	For	16,214,744	76.82	50.60
	Against	4,885,679	23.15	15.24
	Abstain	6,447	0.03	0.02
	Non Votes	7,634,439		23.82
	Uncast	0	0.00	0.00

EXECUTIVE COMPENSATION	For	16,144,429	76.49	50.38
	Against	4,954,626	23.47	15.46
	Abstain	7,815	0.04	0.02
	Non Votes	7,634,439		23.82
	Uncast	0	0.00	0.00

FREQUENCY OF COMPENSATION	1 Year	18,251,059	86.47	56.95
	2 Years	82,003	0.39	0.26
	3 Years	2,763,186	13.09	8.62
	Abstain	10,622	0.05	0.03
	Non Votes	7,634,439		23.82
	Uncast	0	0.00	0.00

AUDITORS	For	27,983,678	97.36	87.32
	Against	743,289	2.59	2.32
	Abstain	14,342	0.05	0.04
	Non Votes	0		0.00
	Uncast	0	0.00	0.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

Date: June 29, 2011	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President of Business Affairs & General Counsel and Corporate Secretary